UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2006

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11802 Ridge Parkway, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b).     Departure of Directors or Principal Officers

On June 1, 2006, Thomas G. Hudson, a member of the Board of Directors for the Company, notified the Board of Directors that he has decided not to stand for re-election and has resigned from the Board of Directors as a Class III director. The Board acknowledged and thanked Mr. Hudson for his assistance in the merger with Computer Network Technology Corporation (CNT) and his service as a Board Member.

ITEM 8.01.     Other Events

At a regular meeting of the Board of Directors today, the Board approved the following proxy statement proposals to be considered by shareholders at the 2006 annual shareholder meeting scheduled to be held on July 24, 2006 at the Company’s headquarters in Broomfield, Colorado: (a) approval of Laurence G. Walker, Charles Johnston, M. Alex Mendez and Dr. Renato A. Dipentima as Class III directors for a 3 year term, (b) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 31, 2007, (c) approval of an omnibus 2006 McDATA Equity Incentive Plan that consolidates various equity plans assumed as a result of the June 1, 2005 merger with CNT and (d) approval of the 2004 McDATA Inducement Equity Plan. In addition, and as mentioned on the May 30, 2006 earnings conference call, the Board authorized management of the Company to negotiate and enter into a $75 million credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Executive Vice President

Dated: June 1, 2006